SECURITIES AND EXCHANGE COMMISSION
                              450 Fifth Street, N.W.
                              Washington, D.C. 20549

                                     Form S-8
                         REGISTRATION STATEMENT UNDER THE
                              SECURITIES ACT OF 1933

                            THE NEW YORK TIMES COMPANY
              (Exact name of registrant as specified in its charter)

            New York                            13-1102020
   (State or other jurisdiction of   (I.R.S. Employer Identification No.)
   incorporation or organization)

                                229 West 43d Street
                             New York, New York  10036
                (Address of Principal Executive Offices) (Zip Code)

                            The New York Times Company
                           Employee Stock Purchase Plan
                             (Full title of the plan)

                               Laura J. Corwin, Esq.
                          Secretary and Corporate Counsel
                            The New York Times Company
                                229 West 43d Street
                             New York, New York 10036
                      (Name and address of agent for service)

                                  (212) 556-5995
                     (Telephone number, including area code,
                               of agent for service)

                                   ____________________


                          CALCULATION OF REGISTRATION FEE

_____________________________________________________________________________

                                     Proposed       Proposed
                                     Maximum        Maximum
Title of         Amount              Offering       Aggregate       Amount of
Securities to    to be               Price Per      Offering        Registration
be Registered    Registered          Share          Price           Fee1/
- -------------    ----------          ---------      ---------       ----------

Class A          6,000,000           $18.65         $111,900,000    $38,586.21
Common Stock
(10 cents
par value)


- --------------------
1/ The amount of the registration fee is estimated in accordance with Rule 457(h) and is based on 85% of the average of the high and low price per share of the Registrant's Class A Common Stock on October 25, 1994, as reported by the American Stock Exchange. (The price at which shares of the Registrant's Class A Common Stock are offered under the Employee Stock Purchase Plan is based on 85% of the fair market value of such stock).

                            Incorporation by Reference

                    The contents of the Registrant's Registration Statement on Form S-8 (Commission file no.: 33-31538) are incorporated herein by reference.

                                    Signatures


                    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York City, State of New York, on October 28, 1994.

                                        THE NEW YORK TIMES COMPANY
                                               Registrant


                                        By     Laura J. Corwin
                                            --------------------------
                                               Laura J. Corwin
                                              Secretary and Corporate
                                                    Counsel


     Signature and Name              Capacity                Date
     ------------------              --------                ----

       Arthur Ochs Sulzberger      Chairman (Chief         October 28, 1994
    --------------------------
                                   Executive Officer),
    Arthur Ochs Sulzberger           Director


       John F. Akers               Director                October 28, 1994
    --------------------------
    John F. Akers


       Frank R. Gatti              Vice President,         October 28, 1994
    --------------------------
                                   Corporate
    Frank R. Gatti                 Controller
                                     (Principal
                                   Accounting
                                     Officer)

       Richard L. Gelb             Director                October 28, 1994
    --------------------------
     Richard L. Gelb

       Louis V. Gerstner, Jr.      Director                October 28, 1994
    --------------------------
    Louis V. Gerstner, Jr.


       David L. Gorham             Senior Vice             October 28, 1994
    --------------------------
                                   President
    David L. Gorham                and Chief Financial
                                     Officer
                                   (Principal
                                     Financial
                                   Officer)

       Marian S. Heiskell          Director                October 28, 1994
    --------------------------
    Marian S. Heiskell


       A. Leon Higginbotham, Jr.   Director                October 28, 1994
    ----------------------------
    A. Leon Higginbotham, Jr.


       Ruth S. Holmberg            Director                October 28, 1994
    --------------------------
    Ruth S. Holmberg


        Robert A. Lawrence         Director                October 28, 1994
    --------------------------
    Robert A. Lawrence


       Walter E. Mattson           Director                October 28, 1994
    --------------------------
      Walter E. Mattson


       George B. Munroe            Director                October 28, 1994
    --------------------------
    George B. Munroe


       Charles H. Price II         Director                October 28, 1994
    --------------------------
    Charles H. Price II


       Lance R. Primis             President (Chief        October 28, 1994
    --------------------------
                                   Operating Officer)
    Lance R. Primis


        George L. Shinn            Director                October 28, 1994
    --------------------------
    George L. Shinn


       Donald M. Stewart           Director                October 28, 1994
    --------------------------
    Donald M. Stewart

       Judith P. Sulzberger        Director                October 28, 1994
    --------------------------
    Judith P. Sulzberger


       William O. Taylor           Director                October 28, 1994
    --------------------------
    William O. Taylor


       Cyrus R. Vance              Director                October 28, 1994
    --------------------------
    Cyrus R. Vance

                                 INDEX TO EXHIBITS
                                 -----------------


   Exhibits
   --------

   4              - The New York Times Company Employee Stock
                    Purchase Plan.
   5              - Opinion of Laura J. Corwin, Corporate Counsel
                    of the Company.
   24.1           - Consent of Deloitte & Touche.
   24.2           - Consent of Laura J. Corwin (included in opinion
                    filed as exhibit 5).